EXHIBIT 4.2





                               CERTIFICATE OF AMENDMENT

                                          OF

                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                       CHICAGO AND NORTH WESTERN HOLDINGS CORP.


                      _________________________________________

                      Adopted in accordance with the provisions
                      of Section 242 of the General Corporation
                             Law of the State of Delaware
                      _________________________________________



               The undersigned, Robert Schmiege, Chairman, President and

          Chief Executive Officer, and James P. Daley, Senior Vice

          President, General Counsel and Secretary, of Chicago and North

          Western Holdings Corp., a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

               FIRST:    The amendment to the Corporation's Restated

          Certificate of Incorporation set forth in the following

          resolution was duly approved and adopted by the Board of

          Directors of the Corporation in accordance with the provisions of

          Section 141(b) of the General Corporation Law of the State of

          Delaware:

                    RESOLVED, that the Board of Directors of Chicago
               and North Western Holdings Corp. hereby declare the advisability of an amendment of its Restated Certificate of Incorporation, amending and restating Article First, thereof, to read as follows:





                    FIRST:    The name of the corporation is
                    Chicago and North Western Transportation
                    Company.


               SECOND:   That such amendment was thereafter duly adopted in

          accordance with the provisions of the general Corporation Law of the State of Delaware by the holders of a majority of the

          outstanding stock entitled to vote thereon.

               THIRD:    That such amendment was duly adopted in accordance

          with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               FOURTH:   That such amendment shall become effective at 5:00

          E.S.T. on May 6, 1994.

               IN WITNESS WHEREOF, Chicago and North Western Holdings Corp.

          has caused this Certificate of Amendment to be executed this 3rd day of May, 1994.



                                             /s/ ROBERT SCHMIEGE
                                             Robert Schmiege
                                             Chairman, President and
                                             Chief Executive Officer


          ATTEST:

          /s/ JAMES P. DALEY
          James P. Daley
          Secretary